Exhibit 99.1

Misonix Reports First Quarter

Fiscal Year 2018 Financial Results

For Immediate Release

Corporate Contact	Investor Contact
Joe Dwyer	Joe Diaz
Misonix, Inc.	Lytham Partners
631-927-9113	602-889-9700
jdwyer@misonix.com	mson@lythampartners.com

FARMINGDALE, NY – November 7, 2017 -- Misonix, Inc. (Nasdaq: MSON), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, announced today financial results for the first quarter of fiscal year 2018 ended September 30, 2017.

Financial Highlights for the First Quarter:

●	Revenue for the first quarter of fiscal year 2018 was $7.3 million, an increase of 18% compared with $6.2 million in the previous year’s first quarter.

●	Consumables sales in the United States increased 25% to $4.1 million in the first quarter of the new fiscal year compared to $3.3 million in the comparable quarter of fiscal 2017.

●	The gross profit percentage for the quarter was 70.1% primarily from a strong mix of higher margin consumables, compared to 69.0% in last year’s first quarter.

●	For the first quarter of fiscal year 2018, the Company reported a net loss of $(1.2) million, or $(0.14) per diluted share, compared to a net loss of $(0.5) million, or $(0.07) per diluted share, in the first quarter of fiscal year 2017.

●	At September 30, 2017, the Company maintained cash of $10.5 million with no long-term debt.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix, said, “Sales orders continued to be strong in the first quarter of fiscal year 2018, with double-digit revenue growth, picking up where we left off in fiscal 2017. Total revenue increased 18% in the first quarter of the new year primarily attributable to a 25% increase in domestic consumables sales. A significant contribution to the increase in domestic sales was made by the addition of new clinical sales specialists to support the sales activities of our distribution channel. The channel, coupled with our team of 28 clinical sales specialists, was successful in driving a 35% increase in BoneScalpel revenue in the U.S. over the prior year. We are making steady progress with the surgical community, and the hospitals where they practice, to further embed our technology in their respective surgical suites.”

“At the recent 32nd Annual Meeting of the North American Spine Society,” Mr. Vizirgianakis continued, “Dr. Wade Jensen of the Center for Neurosciences, Orthopaedics & Spine (“CNOS”) presented data showing a significant reduction in the use of bone grafting material when the Misonix BoneScalpel is employed compared to the use of standard power drill instruments. An estimated $1.9 billion is spent annually on bone graft substitutes. This is valuable data as we are able to show that our products contribute significant value to the overall healthcare system by reducing costs in spinal fusion procedures.”

The Company also recently entered into its most significant license, royalty and manufacturing agreement with Hunan Xing Hang Rui Kang Bio-Technologies Co., Ltd., a Chinese corporation, where Misonix will receive at least $11 million in revenue and royalties over the next four years, and further strengthen its balance sheet.

Conference Call

The Company has scheduled a conference call for Tuesday, November 7, 2017, at 4:30 pm ET to review the results.

Interested parties can access the conference call by dialing (844) 861-5497 or (412) 317-6579 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at www.misonix.com.

A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10113569. A webcast replay will be available in the Investor Relations section of the Company’s website at www.misonix.com for 30 days.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking relationships.

Financial Tables to Follow

MISONIX INC. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For the three months ended
	September 30,
	2017	2016

Net sales	$7,280,723	$6,171,625
Cost of goods sold	2,177,355	1,912,007
Gross profit	5,103,368	4,259,618

Operating expenses:
Selling expenses	3,570,713	3,325,687
General and administrative expenses	2,573,131	1,931,821
Research and development expenses	901,274	492,084
Total operating expenses	7,045,118	5,749,592
Loss from operations	(1,941,750)	(1,489,974)

Other income (expense):
Interest income	13	19
Royalty income and license fees	452,971	944,068
Other	(4,458)	(1,996)
Total other income	448,526	942,091

Loss from operations before income taxes	(1,493,224)	(547,883)

Income tax benefit	(281,000)	(26,000)
Net loss	$(1,212,224)	$(521,883)

Net loss per share - Basic	$(0.14)	$(0.07)

Net loss per share - Diluted	$(0.14)	$(0.07)

Weighted average shares - Basic	8,958,405	7,809,385
Weighted average shares - Diluted	8,958,405	7,809,385

MISONIX INC. and Subsidiaries
Consolidated Balance Sheets

	September 30,	June 30,
	2017	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,528,041	$11,557,071
Accounts receivable, less allowance for doubtful accounts of $96,868 and $96,868, respectively	4,153,511	5,133,389
Inventories, net	5,206,025	4,992,434
Prepaid expenses and other current assets	504,653	918,899
Total current assets	20,392,230	22,601,793

Property, plant and equipment, net of accumulated amortization and depreciation of $8,134,134 and $7,794,580, respectively	3,842,419	3,730,203
Patents, net of accumulated amortization of $1,025,930 and $995,568, respectively	715,177	719,136
Goodwill	1,701,094	1,701,094
Intangible and other assets	280,684	282,876
Deferred income tax	5,524,422	4,334,547
Total assets	$32,456,026	$33,369,649

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,106,506	$1,861,228
Accrued expenses and other current liabilities	1,815,527	3,346,138
Total current liabilities	3,922,033	5,207,366

Deferred lease liability	7,016	9,354
Deferred income	8,989	13,087
Total liabilities	3,938,038	5,229,807

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value-shares authorized 20,000,000; 9,365,666 and 9,357,166 shares issued and outstanding in each period, respectively	93,657	93,572
Additional paid-in capital	37,490,220	36,808,810
Accumulated deficit	(9,065,889)	(8,762,540)
Total shareholders’ equity	28,517,988	28,139,842
Total liabilities and shareholders’ equity	$32,456,026	$33,369,649